EXHIBIT 99.1

NEWS RELEASE

Immediate Release	Contacts: Howard Kaminsky, Chief Financial Officer (818) 949-5300 ext. 5728 Leigh Parrish, Financial Dynamics (212) 850-5651 Stephanie Rich, Financial Dynamics (212) 850-5706

SPORT CHALET REPORTS FIRST QUARTER FISCAL 2009 RESULTS

Los Angeles, California - (July 30, 2008) - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced financial results for its first fiscal quarter ended June 29, 2008.

First Quarter Results
Sales decreased 4.8% to $87.1 million for the first quarter of fiscal 2009 from $91.6 million for the first quarter of fiscal 2008. Eight new stores not included in same store sales contributed $5.5 million in sales for the quarter while same store sales decreased 11.1%. Same store sales were negatively impacted primarily by soft macroeconomic conditions and to a lesser extent, new store openings by the Company and competitors in certain markets.

Gross profit as a percent of sales was 26.1% compared to 28.6% for the first quarter of last year. The decline was primarily due to increased rent as a percent of sales in newer stores. Selling, general and administrative expenses as a percent of sales increased to 29.8% from 25.9% in the same period last year, reflecting the decrease in comparable store sales and the expenses associated with new stores which take time to ramp up.

Net loss for the first quarter of 2009 was $4.5 million, or $0.32 per diluted share, compared to a net loss of $664,000, or $0.05 per diluted share, for the first quarter last year.

Craig Levra, Chairman and CEO, stated, “We continue to confront a difficult macroeconomic environment, which has more heavily affected the western states where we operate. Through the team’s hard work and our systems enhancements, we are closely managing the operational areas of the business within our control. We were deliberate with our markdown strategy to help drive our top line while also preserving gross margin where possible. Further, by more aggressively managing inventory we ended the quarter with average store inventory levels 7% below the same period last year and, at the same time, maintained fresh and relevant merchandise in our stores. Our efforts to control certain expenses across different areas of our business also gained traction during the quarter. Importantly, our commitment to offering “expert” advice and a great experience for our customers remains unchanged. We are confident that we are taking the right steps in the near-term to not only help us navigate the current environment but also more strongly position our company for growth when the economy improves.”

Conference Call and Webcast
Sport Chalet will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss the financial results for the first quarter. The conference call may be accessed by dialing (706) 634-4840 and also via audio webcast at: www.sportchalet.com or www.earnings.com. A replay of the conference call will be available through Wednesday, August 13, 2008 by dialing (706) 645-9291 (conference ID 57311905) and an archive of the webcast will be available for 90 days following the conclusion of the conference call at www.sportchalet.com.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada, Arizona and Utah. The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 52 locations. The address for Sport Chalet’s web site is www.actionpass.com and www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

SPORT CHALET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	First fiscal quarter
	2009	2008
	(in thousands, except per share amounts)
Net sales	$87,120	$91,554
Cost of goods sold, buying and
occupancy costs	64,412	65,401
Gross profit	22,708	26,153

Selling, general and administrative
expenses	25,969	23,746
Depreciation and amortization	3,611	3,163
Loss from operations	(6,872)	(756)

Interest expense	657	359
Loss before taxes	(7,529)	(1,115)

Income tax benefit	(3,003)	(451)
Net loss	$(4,526)	$(664)

Loss per share:
Basic	$(0.32)	$(0.05)
Diluted	$(0.32)	$(0.05)

Weighted average number of
common shares outstanding:
Basic	14,123	14,016
Diluted	14,123	14,016

SPORT CHALET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29,	March 30,
	2008	2008
	(Unaudited)
Assets	(in thousands, except share amounts)
Current assets:
Cash and cash equivalents	$3,442	$3,894
Accounts receivable, net	2,508	1,359
Merchandise inventories	93,586	86,145
Prepaid expenses and other current assets	5,042	6,170
Prepaid income taxes	-	1,405
Deferred income taxes	7,510	3,349
Total current assets	112,088	102,322

Fixed assets, net	68,756	66,619
Deferred income taxes	2,631	2,374
Total assets	$183,475	$171,315

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$37,098	$28,035
Loan payable to bank	21,865	17,216
Salaries and wages payable	3,190	4,620
Other accrued expenses	17,764	13,254
Total current liabilities	79,917	63,125

Deferred rent	24,033	24,221
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 12,359,990 at
June 29, 2008 and March 30, 2008	124	124
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,763,321 at
June 29, 2008 and March 30, 2008	18	18
Additional paid-in capital	34,176	34,094
Retained earnings	45,207	49,733
Total stockholders’ equity	79,525	83,969
Total liabilities and stockholders’ equity	$183,475	$171,315

SPORT CHALET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First fiscal quarter
	2009	2008
	(in thousands)
Operating activities
Net loss	$(4,526)	$(664)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	3,611	3,163
Loss on disposal of equipment	-	6
Share-based compensation	72	44
Deferred income taxes	(4,418)	(220)
Changes in operating assets and liabilities:
Accounts receivable	(1,149)	(208)
Merchandise inventories	(7,441)	(3,732)
Prepaid expenses and other current assets	1,128	(29)
Prepaid income taxes	1,405	(498)
Accounts payable	9,063	6,005
Salaries and wages payable	(1,430)	(1,630)
Other accrued expenses	4,510	(2,344)
Deferred rent	(188)	631
Net cash provided by operating activities	637	524

Investing activities
Purchase of fixed assets	(5,748)	(5,823)
Net cash used in investing activities	(5,748)	(5,823)

Financing activities
Proceeds from bank borrowing	30,121	29,337
Repayments of bank borrowing	(25,472)	(23,454)
Proceeds from exercise of stock options	-	192
Tax benefit on employee stock options	10	267
Net cash provided by financing activities	4,659	6,342

Increase (decrease) in cash and cash equivalents	(452)	1,043
Cash and cash equivalents at beginning of period	3,894	3,841
Cash and cash equivalents at end of period	$3,442	$4,884

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$-
Interest	318	318